EXHIBIT 99 (b)

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
FIRST QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Quarter Ended March 31,
FINANCIAL AND ANALYTICAL DATA:	2001 vs. 2000

Total FFO - Incr (Decr) - 2001 compared to 2000:	$ 000	$ per share
Base and percentage rents from anchors and mall shops	$628	$0.017
Temporary and promotional leasing income	53	0.001
Mall operating costs, net of tenant recovery income	(653)	(0.018)
Utility income, miscellaneous mall income, equity in joint venture	344	0.010
Straight line rental income	125	0.003
Core mall operations	497	0.013

Interest expense	(218)	(0.006)
Property admin. and general & admin. expenses	(394)	(0.011)
Restructuring costs	369	0.010
Cash flow support earned	34	0.001
Depreciation and amortization expense	37	0.001
Gain on sale of outparcel land	199	0.006
Lease buyout income and other items, net	785	0.022
Change in FFO before preferred div'-s and minority interest	1,309	0.036
Allocation to minority interest in Operating Partnership	(334)	-
Dilutive effect of common share options		(0.001)
Rounding to whole cents	-	0.005
Change in FFO allocable to common shareholders	$975	$0.040

	Quarter Ended March 31,
	2001	2000

Funds from Operations ($000 except per share data):
Net income	$352	$1,483
Adjustments:
Minority Interest in Operating Partnership	1,316	(746)
Depreciation and amortization - real estate	13,176	12,210
Operating covenant amortization	-	658
Cash flow support amounts	790	756
FFO before allocations to minority interest and preferred shares	15,634	14,361
Allocation to preferred shareholders (preferred dividends)	(3,402)	(3,438)
Allocation to minority interest in Operating Partnership	(3,341)	(3,007)
FFO allocable to common shares	$8,891	$7,916
FFO per common share	$0.34	$0.30

Average common shares outstanding during the period	26,208	26,208
Partnership units and common shares outstanding at period end	36,164	36,164

Avg. common shares outstanding during the period for diluted FFO	26,301	26,208
Partnership units and shares during the period for diluted FFO	36,257	36,164

Components of Minimum Rents:
Anchor - contractual or base rents	$6,164	$6,189
Mall shops - contractual or base rents	20,727	20,108
Mall shops - percentage rent in lieu of fixed base rent	745	680
Straight line rental income	244	119
Ground leases - contractual or base rents	592	474
Lease buyout income	771	16
Operating covenant amortization	-	(658)
Total minimum rents	$29,243	$26,928
Components of Percentage (Overage) Rents:
Anchors	$571	$485
Mall shops and ground leases	1,065	1,300
	$1,636	$1,785

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
FIRST QUARTER 2001
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Quarter Ended March 31,
	2001	2000

EBITDA: earnings (including gain on sale of outparcel land)
before interest, taxes and all depreciation and amortization
and extraordinary items	$29,185	$27,910

Debt and Interest:

Fixed rate debt at period end	$613,800	$595,412
Variable rate debt at period end	107,617	119,513
Total debt at period end	$721,417	$714,925

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%
Weighted avg. interest rate on variable rate debt for the period	8.2%	8.7%

Total interest expense for period	$14,121	$13,903
Amort. of deferred debt cost for period (incl. in interest exp)	471	614
Capitalized interest costs during period	-	267

Capital Expenditures Incurred:

Allowances for anchor/ big box tenants	$-	$1,978
Allowances for mall shop tenants	1,988	7,490
Leasing costs and commissions	603	623
Expansions and major renovations, including escrow deposits	920	3,920
All other capital expenditures (included in Other Assets)	138	893
Total Capital Expenditures during the period	$3,649	$14,904

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)	5,654	5,769

Mall Shop occupancy percentage at period end	85%	84%

Comp. Store Mall shop sales - 3 months ( $ per sq. ft.)	$55.48	$53.07

Mall shop occupancy cost percentage at period end	9.9%	10.0%

Average mall shop base rent at period end ($ per sq. ft.)	$19.57	$18.82

Same center NOI growth

Mall shop leasing for the period:
New leases - sq. feet (000)	82	134
New leases - $ per sq. ft.	$31.58	$21.00
Number of new leases signed.	63	56

Net effective rent for new leases signed in the period (per sq. ft. )	$29.42	$17.49

Renewal leases - sq. feet (000)	96	91
Renewal leases - $ per sq. ft.	$17.13	$18.20
Number of renewal leases signed.	39	42

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$21.51	$6.46
Second Generation Space - per sq. ft.	$4.86	$14.89
Leases Signed during the period by:
First Generation Space - sq. feet (000)	5	7
Second Generation Space - sq. feet (000)	173	218

Theater and free-standing leasing for the period:
New leases - sq. feet (000)	-	4
New leases - $ per sq. ft.	$-	$13.25
Tenant allowances - $ per sq. ft.	$-	$8.75

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements Of Operations
(Unaudited)
	Three Months Ended March 31,
	2001	2000

	(in thousands, except per share data)
Rental operations:
Revenues:
Minimum rent	$29,243	$26,928
Percentage rent	1,636	1,785
Property operating cost recoveries	9,536	9,448
Temporary and promotional leasing	2,116	2,063
Net utility income	1,031	979
Miscellaneous income	476	190
	44,038	41,393
Property operating costs:
Recoverable operating costs	12,802	12,181
Property administrative costs	739	607
Other operating costs	677	557
Depreciation and amortization	12,752	11,823
	26,970	25,168
	17,068	16,225
Other expenses:
General and administrative	1,478	1,216
Restructuring costs	-	369
Interest	14,121	13,903
	15,599	15,488
	1,469	737
Property sales and adjustments:
Gain on sale of outparcel land	199	-
	199	-

Income before minority interest in Operating Partnership	1,668	737
Minority interest in Operating Partnership	(1,316)	746

Net income	352	1,483
Dividends on preferred shares	(3,402)	(3,438)
Net (loss) applicable to
common shareholders	$(3,050)	$(1,955)

Per common share information:
Basic and Diluted EPS:
Net income (loss)	$(0.12)	$(0.07)
Weighted average shares outstanding (000)	26,208	26,208

Funds from Operations:
FFO allocable to common shareholders	$8,891	$7,916
Diluted FFO per share	$0.34	$0.30
Weighted average shares outstanding (000) - diluted	26,301	26,208

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets

	March 31,	December 31,
	2001	2000
	(Unaudited)
	(in thousands, except share
	and per share data)
Assets

Income-producing properties:
Land	$145,785	$145,936
Buildings and improvements	1,025,156	1,024,191
Deferred leasing and other charges	46,017	45,752
	1,216,958	1,215,879
Accumulated depreciation and amortization	(440,928)	(430,474)
	776,030	785,405

Minority interest in Operating Partnership	3,011	3,050

Investment in joint venture	4,156	4,424
Cash and cash equivalents, unrestricted	8,561	14,613
Restricted cash and escrow deposits	11,498	8,803
Tenant and other receivables	16,397	18,191
Deferred charges and other assets	17,573	21,015
	$837,226	$855,501

Liabilities and Shareholders'- Equity

Debt on income-producing properties	$721,417	$722,848
Accounts payable and other liabilities	28,094	36,081
	749,511	758,929

Commitments and contingencies

Shareholders'- equity:
Non-redeemable senior preferred shares, 11% cumulative,
$0.1 par value, 2,500,000 shares authorized and issued	25	25
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 27,742,317 shares issued at both
March 31, 2001 and December 31, 2000	277	277
Additional paid-in capital	317,459	317,475
Accumulated deficit	(214,112)	(205,624)
	103,649	112,153
Less common shares held in treasury at cost; 1,534,398
shares at both March 31, 2001 and December 31, 2000	(14,652)	(14,652)

Less preferred shares held in treasury at cost; 25,000 shares at
both March 31, 2001 and December 31, 2000	(929)	(929)

Other comprehensive income	(353)	-
	87,715	96,572
	$837,226	$855,501

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)
	Three Months Ended March 31,
	2001	2000
	(in thousands)
Cash flows from operating activities:
Net income	$352	$1,483
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest in Operating Partnership	1,316	(746)
Equity earnings in joint venture	(69)	(39)
Depreciation and amortization	13,576	13,406
Restructuring costs	-	369
Net changes in:
Tenant and other receivables	1,794	772
Deferred charges and other assets	2,624	2,066
Restricted cash and escrow deposits	(2,187)	(1,890)
Accounts payable and other liabilities	(8,340)	(6,591)
Net cash provided by operating activities	9,066	8,830

Cash flows from investing activities:
Change in investing escrow deposits	(454)	(4,138)
Investment in income-producing properties	(3,302)	(9,873)
Distributions from joint venture	245	153
Net cash (used in) investing activities	(3,511)	(13,858)

Cash flows from financing activities:
Proceeds from issuance or assumption of debt, net of deposits	2,446	6,987
Cost of issuance of debt	(6)	-
Debt repayments	(3,931)	(1,016)
Dividends and distributions paid on common shares and partnership units	(7,504)	(7,413)
Dividends paid on senior preferred shares	(3,402)	(3,438)
Cash flow support payments	790	756
Net cash (used in) financing activities	(11,607)	(4,124)

Net decrease in cash and cash equivalents	(6,052)	(9,152)

Cash and cash equivalents, beginning of period	14,613	17,171

Cash and cash equivalents, end of period	$8,561	$8,019

Supplemental Cash Flow Data:

Interest paid (net of capitalized amounts)	$13,650	$13,289
Interest capitalized	$-	$267

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